                                                                    EXHIBIT 10.6




                       2424 NORTH CLARK STREET BUILDING





                                    LEASE





                            SUCCESS NATIONAL BANK,
                        A National Banking Association


                           2424 North Clark Street


                           Chicago, Illinois 60614

               2424 NORTH CLARK STREET BUILDING LEASE SCHEDULE
               -----------------------------------------------

     WATER TOWER REALTY MANAGEMENT CO., LTD. ("Landlord") and the Tenant named below, in accordance with the following terms and conditions, the payment and performance of which are guaranteed by the Guarantor(s), if any, named below:

A. THE BUILDING:                  2424 North Clark Street
                                  Chicago, Illinois 60614

B. PLACE OF PAYMENT OF RENT:      Water Tower Realty Management
                                  Company
                                  415 North LaSalle Street, Suite 704
                                  Chicago, Illinois 60610

C. TENANT AND CURRENT ADDRESS:    Success National Bank, a National
                                  Banking Association
                                  c/o Success National Bank at
                                  Lincolnshire
                                  One Marriott Drive
                                  Lincolnshire, Illinois 60089

D. GUARANTOR(S) AND ADDRESS:      N/A

E. PREMISES:                      Certain space on the First (1st) Floor (as
                                  set forth in the Floor Plan attached as
                                  Exhibit A).

F. DATE OF LEASE EXECUTION:       April 15, 1993

G. LEASE YEAR:                    Twelve (12) consecutive month period
                                  commencing on the Commencement
                                  Date and each anniversary thereof. The
                                  first or last Lease Year may contain more
                                  or less than twelve (12) months as set
                                  forth under Base Rent Schedule.

H. COMMENCEMENT DATE:             April 26, 1993

I. COMMENCEMENT DATE OF
   BASE RENT:                     Commencement Date.

J. TERMINATION DATE:              Expiration of ten (10) years after the
                                  Commencement Date.

          2424 NORTH CLARK STREET BUILDING LEASE SCHEDULE ____ Continued
          --------------------------------------------------------------

J-1. OWNER:                       Amalgamated Trust and Savings Bank,
                                  as Trustee under Trust Agreement dated
                                  August 1, 1968 and known as Trust
                                  No. 2078

K. RENTABLE AREA OF THE
   PREMISES:                      Approximately 1,967 square feet.

L. TENANT'S PROPORTIONATE SHARE:  Three and 03/100 Per Cent (3.03%)
                                  premised on Premises of 1,967 square
                                  feet.

M. SECURITY DEPOSIT:              N/A

N. BASE YEAR:                     1993

O. LANDLORD:                      Water Tower Realty Management
                                  Company, as Agent for the Beneficiary of
                                  Amalgamated Trust and Savings Bank,
                                  as Trustee under Trust Agreement dated
                                  August 1, 1968 and known as Trust
                                  No. 2078
                                  415 North LaSalle Street, Suite 704
                                  Chicago, Illinois 60610

P. PERMITTED USE:                 Branch Bank Facility

Q. LEASING BROKER:                None

R. WORK LETTER:                   See Rider B attached hereto.

S. RENTABLE AREA OF THE BUILDING: Approximately ________ square feet.

       2424 NORTH CLARK STREET BUILDING LEASE SCHEDULE ______ Continued
       ----------------------------------------------------------------

T. BASE RENT:


    Lease Years 1-2:                   Fifty-One Thousand One Hundred Forty-
                                       One and 96/100 Dollars ($51,141.96)
                                       per year.

                                       Twenty-Six and 00/100 Dollars ($26.00)
                                       per rentable square foot.

                                       Four Thousand Two Hundred Sixty-One
                                       and 83/100 Dollars ($4,261.83) per
                                       month.

    Lease Years 3-10:                  Same as for Lease Years 1-2, but
                                       increased by the CPI for each year, as
                                       set forth in Section 1.

The foregoing Schedule is an integral part of this Lease and is hereinafter referred to as the "Lease Schedule" and the terms set forth above whenever used in this Lease, shall have the same meanings as set forth in the Lease.


LANDLORD:

WATER TOWER REALTY MANAGEMENT
COMPANY

BY: /s/ ???????????/////
   -----------------------------------------
Its:
   -----------------------------------------
                    (Title)


TENANT:


SUCCESS NATIONAL BANK, A National
Banking Association

BY: /s/   ???????????
   -----------------------------------------

Its: President
   -----------------------------------------
                    (Title)

ATTEST:

BY:
   -----------------------------------------
Its:
   -----------------------------------------
                    (Title)

                              TABLE OF CONTENTS
                              -----------------
                                                                           Page
                                                                           ----
1.   Rent................................................................    1

2.   Additional Rent.....................................................    2
     A. Definitions......................................................    2
        (i)  "Calendar Year".............................................    3
        (ii) "Taxes".....................................................    3
     B. Expense Adjustment...............................................    3

3.   Service.............................................................    4
     A. Reserved.........................................................    4
     B. Mechanical Equipment.............................................    5
     C. Water............................................................    5
     D. Electricity......................................................    5

4.   Landlord's Title....................................................    6

5.   Certain Rights Reserved to Landlord.................................    6

6.   Default Under Other Lease...........................................    6

7.   Waiver of Claims....................................................    7

8.   Holding Over........................................................    7

9.   Assignment and Subletting...........................................    8

10.  Condition of Premises...............................................    8

11.  Alterations.........................................................    9

12.  Use of Premises.....................................................   10

13.  Repairs.............................................................   13

14.  Untenantability.....................................................   15

15.  Eminent Domain......................................................   15

16.  Landlord's Remedies.................................................   16

                      ---------------------------------

                                                                           PAGE
                                                                           ----

17.  Insurance..........................................................     19
18.  Subordination of Lease.............................................     21
19.  Sale of Premises by Landlord.......................................     21
20.  Estoppel Certificate...............................................     21
21.  Notices............................................................     21
22.  Miscellaneous......................................................     22
23.  Reserved...........................................................     23
24.  Brokers............................................................     23
25.  Reserved...........................................................     24
26.  Reserved...........................................................     24
27.  Reserved...........................................................     24
28.  Reserved...........................................................     24
29.  Continuous Operation...............................................     24
30.  Parking............................................................     24

     Rider A--Rules and Regulations.....................................    A-1
                                                                             to
                                                                            A-3
     Rider B--Option....................................................    B-1
     Rider C--Cancellation Option.......................................    C-1
     Exhibit A--Floor Plan..............................................
     Exhibit B--Tenant's Financial Statement............................

                       2424 NORTH CLARK STREET BUILDING
                       --------------------------------

                                  BANK LEASE


This Agreement to Lease (the "Leased") is made and entered into as of this ____ day of____, 1993, by and between Landlord, Tenant and Guarantor(s) (if any) set forth in the Lease Schedule on the terms set forth below whereby Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the term beginning on the Commencement Date and ending on the Termination Date, as set forth on the Lease Schedule (the "Term" or "Lease Term"), unless sooner terminated as provided herein, to be used for the Permitted Use set forth in the Lease Schedule and none other. The Lease Schedule attached hereto is hereby incorporated herein by reference (and hereinbefore and hereinafter referred to as "Lease Schedule") and the terms set forth in the Lease Schedule, whenever used in this Lease, shall have the same meanings as set forth in the Lease Schedule.

1. Rent. Tenant shall pay to Landlord at the Place of Payment of Rent or at such other place as Landlord or the Agent for Owner may designate, the Base Rent as shown on the Lease Schedule in equal monthly installments, each without any set-off or deduction whatsoever, in advance on the first day of each and every calendar month during the Term and at the then current rate for the month immediately prior or subsequent, as the case may be) for fractions of a month if the Term shall commence on any day other than the first day of any month or be terminated on any day other than the last day of any month; provided however, Tenant shall pay the first full monthly installment of Base Rent at the time of execution of this Lease, which shall be prorated from the Commencement Date to the last day of the month in which the Commencement Date occurs. Unpaid Rent not paid within ten (10) days after the due date shall bear interest at the lesser of (i) the then current prime rate of interest plus two per cent (2%) per annum established by The First National Bank of Chicago, or its successor, or (ii) the maximum rate permitted by law, from the date due until paid. Base Rent for each Lease Year subsequent to the second
     (2nd) Lease Year, payable monthly in advance, shall be determined as follows: On the first day of each Lease Year, commencing with the third
     (3rd) Lease Year, each installment of Monthly Base Rent for such Lease Year shall be increased by an amount equal to the product of the Monthly Base Rent then in effect for the prior Lease Year multiplied by the percentage increase by which the CPI on the first day of each such Lease Year exceeds the CPI for the first day of the immediately preceding Lease Year.

     This Lease and the obligations of the parties hereunder are subject to the condition that the Tenant close the purchase of the assets of Belmont National

     Bank located at the Premises, and if same does not occur by April 26, 1993, this Lease shall be deemed terminated without liability on either party.

     "Consumer Price Index" ("CPI") means the Consumer's Price Index for all Urban Consumers National Average for all items and commodity groups (1982-84 = 100). In the event the indices shall be converted to a different standard reference base or otherwise revised, the determination of the Rent adjustment (as hereinafter defined) shall be made by using the adjustment ((as hereinafter defined) shall be made by using the conversion factor, formula or table for converting the indices as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish same, the determination shall be made by using the conversion factor, formula, or table published by any other governmental agency, or if no such conversion factor, formula or table is so published, then a comparable conversion factor, formula or table published by a major bank, other financial institution, university or recognized financial publication selected by Landlord. If the CPI becomes unavailable to the public because publication is discontinued, or otherwise, Landlord shall substitute therefor, a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency or, if no such index is available, then a comparable index published by a major bank, other financial institution, university or recognized financial publication.

2.   Additional Rent. In addition to paying the Base Rent specified in
     Section 1 hereof, subsequent to the fourth (4th) Lease Year, Tenant shall pay as additional rent (the "Additional Rent") the amount determined under this Section 2. The Base Rent and the Additional Rent are sometimes herein collectively referred to as the "Rent". All amounts due under this section as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent, however, without any abatement or deferral as may be provided for Base Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Term, the obligations of Tenant to pay the Additional Rent provided for in this Section 2 shall survive the expiration of the Term. For any partial Calendar Year (hereinafter defined), Tenant shall be obligated to pay only a pro rata share of the Additional Rent, based on the number of days of the Term falling within such Calendar Year. Tenant's covenant and obligation to pay Rent shall be independent of any covenant or obligation of Landlord, except to the extent specifically set forth in this Lease.

     A.   Definitions. In addition to the terms defined in the Lease
          Schedule and elsewhere in this Lease, the following terms shall have the meanings ascribed to them:

     (i) "Calendar Year" shall mean each calendar year (i.e., January 1 through December 31) in which any part of the Term falls, through and including the year in which the Term expires;

     (ii) "Taxes" means all state and local governmental real estate taxes, assessments, fees and charges (including, without limitation, special assessments for public improvements) of any kind or nature, whether general, special, ordinary or extraordinary, which Landlord or its agents or beneficiaries shall pay or become obligated to pay because of or in connection with the ownership of the Building (which term shall include the parcel or parcels of land used in connection with the Building). The amount of real estate taxes included in Taxes for any Calendar Year shall be the amount indicated by the tax bills due or payable for that Calendar Year. There shall be deducted from Taxes as determined for any Calendar Year, the net amount of any refund of taxes received by Landlord during such Calendar Year. There shall be included in Taxes for any Calendar Year the amount of all fees, costs and expenses (including, without limitation, attorneys' fees) paid by Landlord or its beneficiaries in seeking or obtaining any refund or reduction of Taxes but in no event shall such fees exceed the reduction obtained. If a special assessment payable in installments is levied against the Building, or any part thereof, Taxes for any Calendar Year shall include only the installments of such assessment, and any interest (excluding interest charges for late payment), payable in such Calendar Year. Taxes shall not include any federal or state franchise, capital stock, inheritance, income or estate taxes, except that if a change occurs in the method of taxation resulting in the substitution or addition of any such taxes, assessments, fees or other charges for any Taxes or increases in Taxes, as hereinabove defined, such substituted or additional taxes, assessments, fees or other charges shall be included in Taxes, including, without limitation, any commercial lease tax or tax, assessment, fee or charge imposed upon Landlord or the Agent of Owner measured in whole or in part upon the rents or other income of the Building or with respect to the use of sewers, water or other utilities serving the Building or with respect to any business conducted on the Building.

B. Expense Adiustment. Tenant shall pay, as Additional Rent, to Landlord on the first day of each and every calendar month during each Lease Year subsequent to the fourth (4th) Lease Year, an amount equal to one-twelfth (1/12th) of the Tenant's Proportionate Share of the amount by which Taxes for such Calendar Year exceed the amount of Taxes for the Base Year;

          provided however, if the Lease Year does not commence on January 1st, Additional Rent for the first and last Lease Years shall be prorated.

          For purposes of calculating such Additional Rent for any Calendar Year, Landlord may make reasonable estimates or projections premised on the most recently ascertainable bill (collectively, the "Projections") of Taxes for such Calendar Year. Not more than thirty
          (30) days after the beginning of each Calendar Year, Landlord shall deliver to Tenant a written statement (the "Projection Statement")
          (a) setting forth the Projections of Taxes for that Calendar Year, and (b) setting forth the Additional Rent payable in such Calendar Year based on the Projections; provided however, that the failure by Landlord to provide a Projection Statement shall not relieve Tenant from its obligation to continue to pay Base Rent or Additional Rent at the rate then in effect under this Lease, and if and when Tenant receives a Projection Statement from Landlord, Tenant shall pay the full amount of any increases in Additional Rent reflected thereby, effective retroactively to the beginning of the Calendar Year and pay the Additional Rent required by the Projection Statement beginning on the first day of the following calendar month.

          As soon as practicable after each Calendar Year, Landlord shall notify Tenant, in writing, of the actual amount of Taxes for such Calendar Year (the "Adjustment Statement"). If such actual amounts exceed the Projections for such Calendar Year, then Tenant shall, within thirty (30) days after the date of the Adjustment Statement, pay to Landlord an amount equal to the difference between the amount of the Additional Rent based on the Projection Statement and the amount of the Additional Rent based on the Adjustment Statement. The obligation to make such payment shall survive the expiration or earlier termination of the Term. If the amount paid by Tenant pursuant to the Projection Statement during such Calendar Year exceeds the amount thereon payable for such year based upon actual Taxes for such Calendar Year, then Landlord shall credit such excess to Additional Rent payable after the date of Landlord's notice until such excess has been exhausted, or if this Lease shall expire prior to full application of such excess, Landlord shall pay to Tenant the balance thereof not theretofore applied against Rent. No interest or penalties shall accrue on any amounts which Landlord is obligated to credit or pay to Tenant by reason of this subparagraph.

3.   Service. Landlord shall provide:

     A. Mechanical Equipment. Mechanical Equipment to the Premises necessary to supply heated and cooled air to the Premises. The cost of operating and maintaining the system for providing cooled and heated air, and distributing same within the Premises, shall be paid by and be the responsibility of Tenant. Said payment shall be made directly to the utility company supplying said service if the metering and system so provides, otherwise said payment shall be made to Landlord at the cost thereof to Landlord within ten (10) days after receipt of Landlord's invoices therefor. Tenant may at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all heating and air conditioning systems and equipment serving the Premises. If Tenant fails to cause same to be kept in good condition and repair, Tenant shall permit entry by Landlord, its agents or employees, into the Premises to make such repairs, alterations, replacements or improvements to said systems, which in the judgment of Landlord are desirable, or necessary by reason of accident or emergency, until said repairs, alterations, replacements or improvements shall have been completed and all sums so expended by Landlord shall be deemed to be Additional Rent hereunder and payable to landlord upon demand.

B. Water. Hot and cold water to the Premises connected to the source of supply. The cost of maintaining and operating the system and distributing same within the Premises shall be the responsibility of Landlord. The utility cost therefor shall be Landlord's liability.

C. Electricity. Electric wiring system to the Premises connected with the source of alternating current. The cost of maintaining the system and the cost of distributing same within the Premises shall be the responsibility of the Tenant. Tenant shall pay for all electrical current consumed on, or in connection with the use, operation and maintenance of, the Premises. Landlord, or Tenant may install a separate meter for the Premises. The utility cost shall be paid by Tenant directly to the utility company supplying said service if the metering and system so provides, otherwise said payment shall be made to Landlord at the cost thereof to Landlord within ten (10) days after receipt of Landlord's invoices therefor.

Interruptions of any service referred to in Section 3 above, in whole or in part, caused by acts of God or an enemy, strikes, lockouts, labor controversies, insurrections, picketing (whether legal or illegal), laws, orders or regulations of any federal, state, county or municipal authorities, accidents or casualties whatsoever, inability of Landlord to obtain electricity, fuel, water or supplies, or by the act or default of Tenant or any person other than Landlord, or by any other cause or causes beyond the reasonable control of Landlord, shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord liable for damages by abatement of rent or otherwise or relieve Tenant from the payment and performance of Tenant's obligations under this Lease.

     The parties hereto agree that compliance with any mandatory energy conservation measures or requirements instituted by any appropriate governmental authority having jurisdiction over the Premises shall not be considered a violation of any terms of this Lease and shall not entitle Tenant or Landlord to terminate this Lease or to an abatement of rent hereunder.

     Landlord shall in no event be obligated to furnish any services or utilities, other than those specified above in this Section 3. If Landlord elects to furnish services or utilities requested by Tenant in addition to those specified above, Tenant shall pay to Landlord Landlord's then prevailing rates for such services and utilities within ten (10) days after receipt of Landlord's invoices therefor. If Tenant shall fail to make any such payment, Landlord may, after notice to Tenant, as otherwise provided herein, and in addition to Landlord's other remedies under this Lease, discontinue any or all of the additional services. No discontinuance of any additional service furnished pursuant to this
     Section 3 shall result in any liability of Landlord to Tenant, or be deemed to be a constructive eviction or a disturbance of Tenant's use of the Premises or relieve Tenant from the payment and performance of Tenant's obligations under the Lease.

4. Landlord's Title. Landlord's title is and always shall be paramount to the title of Tenant, and nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

5. Certain Rights Reserved to Landlord. Landlord reserves the following rights: (a) to change the name or street address of the Building without notice or liability of Landlord to Tenant; (b) to install and maintain a sign or signs on the exterior of the Building; (e) during the last ninety
     (90) days of the Term or any part thereof, if during or prior to that time Tenant vacates the Premises, to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy; (d) to constantly have pass keys to the Premises; (e) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building, provided same shall not preclude the Permitted Use, and provided same shall not include a banking facility competing with Tenant's business on the Premises; (f) to take any and all measures, including inspections, repairs, alterations, additions and improvements to the Building, or inspections and repairs to the Premises, as may be necessary for the safety, protection or preservation of the Premises or the Building or Landlord's interests, or as may be necessary in the operation of the Building; provided however, Landlord shall use its reasonable best efforts not to interfere with the operation of Tenant's business on the Premises or compete with Tenant's business thereon.

6. Default Under Other Lease. If the term of any lease, other than this Lease, made by Tenant for any premises in the Building shall be terminated or terminable after the making of this Lease because of any default by Tenant under such other lease, then Landlord shall have the option to declare Tenant in default under this Lease and Landlord shall be entitled to exercise all its rights as otherwise provided in this Lease upon Tenant's default.

7. Waiver of Claims. To the extent permitted by Law, each party ("Obligee") releases the other party ("Obligor"), and their agents and employees from and waives all claims for damage to person or property sustained by Obligee or any occupant of the Building or Premises or by any other person, resulting from the Building or Premises or any part of either or any equipment or appurtenance becoming out of repair, or resulting from any accident in or about the Building or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Building or of any other person. This Section 7 shall apply especially, but not exclusively, to the flooding of basements or other sub-surface areas, and to damage caused by refrigerators, sprinkling devices, air conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, and shall apply equally whether any such damage results from the act or neglect of other tenants, occupants or servants in the Building or of any person, and whether such damage be caused or result from any thing or circumstance above mentioned or referred to or any other thing or circumstance whether of a like nature or of a wholly different nature. If any such damage whether to the Premises or to the Building or any part thereof, personal property located in the Premises or the Building, or whether to Obligee or to other tenants in the Building, results from any gross act or willful misconduct of Obligor, Obligee may, at Obligee's option and after not less than thirty (30) days notice to Obligor and Obligor not having repaired said damage within such thirty (30) day period or such extended time as may be reasonably necessary, provided repairs are commenced within the thirty (30) day period and are diligently and continuously pursued), repair such damage and Obligor shall, upon demand by Obligee, reimburse Obligee forthwith for the total cost of such repairs. Obligor shall not be liable for any damages caused by its act or negligence if Obligee or a tenant has recovered the full amount of the damages from insurance and the insurance company has waived in writing its right of subrogation against Obligor. All property belonging to Tenant or any occupant of the Premises that is in the Building or the Premises shall be there at the risk of Tenant or such other person only, and Landlord shall not be liable for damage thereto or theft or misappropriation thereof.

8. Holding Over. Subject to the regulations of the Office of the Comptroller of Currency and the Federal Deposit Insurance Corporation, if Tenant retains possession of the Premises or any part thereof after the termination of the Term by lapse of time or otherwise, Tenant shall pay Landlord rent at double the Rent (including Additional Rent) due for the month immediately prior thereto as specified in Sections 1 and 2 for the months (or any part of a month in which event Rent for the entire month shall be paid) Tenant thus remains in possession, and in addition thereto, shall pay Landlord all damages sustained by reason of Tenant's retention of possession. If Tenant remains in possession of the Premises, or any part thereof, after the termination of the Term by lapse of time or otherwise, such holding over shall, at the election of Landlord expressed in a written notice to Tenant and not otherwise constitute (a) renewal of this Lease for one (1) year; or (b) a month-to-month tenancy; or (c) a tenancy at Landlord's will; or (d) a trespass upon Landlord's property, all at the Rent stated hereinabove. If no such notice is given, said tenancy shall be deemed a tenancy at Landlord's will. The provisions of this section do not waive Landlord's rights of reentry or any other right hereunder.

9. Assignment and Subletting. Unless Tenant shall have first procured Landlord's written consent, which consent shall not be unreasonably withheld, Tenant shall not (a) assign or convey this Lease or any interest under it; (b) allow any transfer hereof or any lien upon Tenant's interest by operation of law; (c) sublet the Premises or any part thereof; or (d) permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant. The consent by Landlord to any transfer, assignment or subletting shall not constitute a waiver of the necessity of Landlord's consent to any subsequent attempted transfer, assignment or subletting. Tenant shall pay Landlord's reasonable costs and expenses, including reasonable attorneys' fees, incurred in connection with the processing of any request for Landlord's consent to an assignment or subletting. If Tenant is a partnership, a withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning a controlling interest in Tenant shall be deemed a voluntary assignment of this Lease and subject to the provisions of this paragraph. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or transfer of or issuance of stock constituting a controlling interest of the capital stock of Tenant shall be deemed a voluntary assignment of this Lease and subject to the provisions of this paragraph. However, the preceding sentence shall not apply to corporations, the stock of which is traded through a national or regional exchange or over-the-counter.

10. Condition of Premises. No promise of Landlord to alter, remodel or improve the Premises or the Building and no representation respecting the condition of the Premises or the Building have been made by Landlord to Tenant, unless the same is contained herein, or made a part hereof. This Lease does not grant any rights to light or air over property, except over public streets kept open by public authority; provided however, Tenant shall have the right to place and maintain signs in the windows of the Premises. At the termination of this Lease by lapse of time or otherwise, Tenant shall return the Premises in as good condition as when Tenant took possession, ordinary wear and loss by fire excepted, failing which Landlord may restore the Premises to such condition and Tenant shall pay the cost thereof. Tenant may remove any floor covering laid by Tenant, provided (a) Tenant also removes all nails, tacks, paper, glue, bases and other vestiges of the floor covering, and restores the floor surface to the condition existing before such floor covering was laid, or (b) Tenant pays to Landlord, upon request, the cost of restoring the floor surface to such condition. If Tenant does not remove Tenant's floor coverings or any other fixtures, property or leasehold improvements from the Premises prior to the termination of the Term or Tenant's right to possession, Tenant shall be conclusively presumed to have abandoned the same and title thereto shall thereby and thereupon pass to Landlord without payment or credit by Landlord to Tenant.

     Tenant shall comply with all laws, statutes, ordinances, rules, regulations and orders of any federal, state, municipality or agency thereof having jurisdiction over and relating to the use, condition and occupancy of the Premises, including but not limited to the Americans With Disabilities Act.

11. Alterations. Tenant shall not make any alterations in, or additions to, the Premises without Landlord's advance written consent, which consent shall not be unreasonably withheld, in each and every instance. If Landlord consents to such alterations or additions, before commencement of the work or delivery of any materials onto the Premises or into the Building, Tenant shall furnish Landlord with plans and specifications, names and addresses of contractors, copies of contracts, necessary permits and indemnification in form and amount satisfactory to Landlord and waivers of lien against any and all claims, costs, damages, liabilities and expenses which may arise in connection with the alterations or additions. All additions and alterations shall be installed in a good, workmanlike manner and only new, high-grade materials shall be used. Whether Tenant furnishes Landlord the foregoing or not, Tenant hereby agrees to defend and hold Landlord harmless from any and all liabilities of every kind and description which may arise out of or be connected in any way with said alterations or additions. Before commencing any work in connection with alteration or additions, Tenant shall furnish Landlord with certificates of insurance from all contractors performing labor or furnishing materials, insuring Landlord against any and all liabilities which may arise out of or be connected in any way with said additions or alterations. Tenant shall pay the cost of all such alterations and additions and also the cost of decorating the Premises occasioned by such alterations and additions. Upon completing any alterations or additions, Tenant shall furnish Landlord with contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used. All alterations and additions shall comply with all insurance requirements and with all ordinances and regulations of the City of Chicago or any department or agency thereof and with the requirements of all statutes and regulations of the State of Illinois and the United States or of any department or agency thereof. Tenant shall permit Landlord to supervise construction operations in connection with alterations or additions if

     Landlord requests to do so. All additions, hardware, non-trade fixtures and all improvements, temporary or permanent, in or upon the Premises, whether placed there by Tenant or by Landlord, shall, unless Landlord requests their removal, become Landlord's property and shall remain upon the Premises at the termination of this Lease by lapse of time or otherwise without compensation or allowance or credit to Tenant. If upon Landlord's request, Tenant does not remove said additions, hardware, non-trade fixtures and improvements, Landlord may remove the same and Tenant shall pay the cost of such removal to Landlord upon demand. Tenant shall remove Tenant's furniture, machinery, safe or safes, trade fixtures and other items of personal property of every kind and description from the Premises prior to the end of the Term, or its right to possession, however, ended. If not so removed, Landlord may request their removal, and if Tenant does not remove them, Landlord may do so and Tenant shall pay the cost of such removal to Landlord upon demand. If Landlord does not request their removal, all such items shall be conclusively presumed to have been thereupon conveyed by Tenant to Landlord under this Lease as a bill of sale without further payment or credit by Landlord to Tenant.

12.  Use of Premises.

     A. Tenant may use the Premises only for the operation of a branch bank facility and the uses incident thereto which, for purposes of this Lease, shall mean a facility used primarily for the provision of banking and related financial services.

     B. Tenant shall be responsible for maintaining scavenger service for prompt removal of refuse and waste from the Premises. All refuse and waste shall be stored in plastic garbage bags in the Premises until being removed by the scavenger, but shall not be stored over-night, or shall be placed in containers maintained by Tenant as designated by the Landlord. Notwithstanding the foregoing, Tenant may use the scavenger bins provided for the Building by Landlord.

     C. Tenant shall be responsible for providing regular exterminating of insects and rodents in the Premises, which exterminating shall be subject to Landlord's satisfaction and approval and which shall cause the Premises to remain free from insect and rodent infestation.

     D.   Reserved

     E. Tenant shall occupy and use the Premises during the term for the Permitted Use above specified and for no other purposes.

     F.   Reserved.

     G. Tenant will not make or permit to be made any use of the Premises which, directly or indirectly, is forbidden by public law, ordinance or governmental regulation or which may be dangerous to life, limb or property.

     H. Tenant shall not display, inscribe, print, paint, maintain or affix on any place in or about the Building exclusive of the Premises any sign, notice, legend, direction, figure or advertisement, except as designated by Landlord and then only such name or names and matter, and in such color, size, style, place and material, as shall first have been approved by Landlord in writing, which approval shall not unreasonably be withheld.

     I. Tenant shall not advertise the business, profession or activities of Tenant conducted in the Building in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities, and shall not use the name of the Building for any purposes other than that of the business address of Tenant, and shall never use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence without Landlord's expressed consent in writing.

     J. Tenant shall not obstruct, or use for storage, or any purpose other than ingress and egress, the sidewalks, elevators, passages, courts, corridors, vestibules, halls, elevators and stairways of the Building.

     K. No bicycle or other vehicle and no dog or other animal or bird shall be brought or permitted to be in the Building or any part thereof.

     L. Tenant shall not make or permit any noise or odor that is objectionable to other occupants of the Building to emanate from the Premises, and shall not create or maintain a nuisance therein, and shall not disturb, solicit or canvass any occupant of the Building, and shall not do any act tending to injure the reputation of the Building.

     M. Tenant shall not install any piano, phonograph, or musical instrument, or radio or television set in the Building, or any antennae, aerial wires or other equipment inside or outside the Building, without, in each and every instance, prior approval, in writing by Landlord. The use thereof shall be subject to control by Landlord to the end that others shall not be disturbed or annoyed.

     N. Tenant shall not place or permit to be placed any article of any kind on the window ledges or on the exterior walls, and shall not throw or permit to be thrown or dropped any article from any window of the Building.

     O. Upon termination of this Lease or of Tenant's possession, Tenant shall surrender all keys of the premises and shall make known to landlord the explanation of all combination locks on safes, cabinets and vaults.

     P. Tenant shall be responsible for the locking of doors and the closing of transoms and windows in and to the Premises.

     Q. If Tenant desires telegraphic, telephonic, burglar alarm or signal service, Landlord will, upon request, direct where and how connections and all wiring for such services shall be introduced and run. Without such directions, no boring, cutting or installation of wires or cables is permitted. Landlord's approval hereof will not be unreasonably withheld or delayed

     R. If Tenant desires, and if Landlord permits, blinds, shades, awnings, or other form of inside or outside window covering, or window ventilators or similar devices, shall be furnished, installed and maintained at the expense of Tenant and must be of such shape, color, material and make as approved by Landlord.

     S.   Tenant shall not overload any floor.

     T. Unless Landlord gives advance written consent in each and every instance, Tenant shall not install or operate any steam or internal combustion engine, boiler, machinery, refrigerating or heating device or air conditioning apparatus in or about the Premises, or carry on any mechanical business therein, or use the Premises for housing accommodations or lodging or sleeping purposes, or use any illumination other than electric light, or use or permit to be brought into the Building any inflammable oils or fluids such as gasoline, kerosene, naphtha and benzine, or any explosives or other articles deemed extra hazardous to life, limb or property, or sell or distribute any alcoholic beverages unless insurance coverage reasonably acceptable, in form and substance, to Landlord is obtained.

     U. Tenant shall not place or allow anything to be against or near the glass or partitions or doors of the Premises which may diminish the light in, or be unsightly from, halls or corridors.

     V. Tenant shall not install in the Premises any equipment which uses a substantial amount of electricity without the advance written consent of Landlord. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electric wiring in the Building and the Premises and the needs of other tenants in the Building and shall not use more than such safe capacity. Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

     W. In addition to all other liabilities for breach of any covenant of this Section 12, Tenant shall pay to Landlord all damages directly caused by such breach and shall also pay to Landlord an amount equal to any increase in insurance premium or premiums caused by such breach. The violation of any covenant of this Section 12, in addition to any other remedies available to Landlord for default of a covenant of this Lease, may be restrained by injunction.

     X. Tenant shall be liable and responsible for installing and maintaining any and all telephone and computer lines in the building serving the premises. Tenant shall be liable for and hereby agrees to indemnify and hold Landlord harmless from any liability or damage to any other telephone or computer lines or Building systems damaged or interfered with as a result of Tenant's installation or maintenance of its telephone or computer lines.

13. Repairs. Subject to the provisions of Section 11, Tenant shall, at its sole cost and expense, make all needed maintenance, repairs to the Premises in a prompt, good and workmanlike manner, including but not limited to (i) the heating, ventilating, and air conditioning systems serving the Premises (unless Landlord, in its reasonable discretion, has notified Tenant of Landlord's desire to maintain, repair and replace such systems, in which case the cost and expense of such services shall be payable by Tenant to Landlord upon demand); (ii) the exterior and interior portion of all doors, windows, window frames, plate glass, door closures and other hardware, door frames and store fronts; (iii) all plumbing and sewage facilities within or serving the Premises, up to the connection to the main water or sewer line; (iv) all fixtures and equipment within or serving the Premises; (v) all electrical and gas systems within the Premises up to the connection with the main service; (vi) all sprinkler and central station reporting systems within the Premises; (vii) all interior walls, floors, ceilings and coverings thereof; (viii) any of Tenant's improvements; (ix) all repairs, replacements or alterations required by any governmental authority; (x) interior plastering, painting and water-proofing; (xi) wall and ceiling treatment; (xii) replacement of broken glass and plate glass; and (xiii) all necessary repairs and replacements of Tenant's trade fixtures required for the proper conduct and operation of Tenant's business. If Tenant shall fail to make any maintenance, repairs or replacements in and to the Premises as required in this Lease, Landlord shall have the right, but not the obligation, to enter the Premises and to make the same for and on behalf of Tenant, and all sums so expended by Landlord shall be deemed to be additional rent hereunder and payable to Landlord upon demand.

     Landlord shall not be liable to Tenant for any interruption of Tenant's business or inconvenience caused Tenant or Tenant's assigns, sublessees, customers, invitees, employees, licensees or concessionaires in the premises on account of Landlord's performance of any repair, maintenance or replacement in the Premises, any other work therein or in the Building pursuant to Landlord's rights or obligations under this Lease so long as such work is being conducted by Landlord in accordance with the terms of this Lease and without gross negligence or gross disregard for Tenant's business operations. There shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein.

     This Lease does not grant any rights to light or air over property, except over public streets kept open by public authority and signage maintained by Tenant on the exterior of the Building, which signage shall be subject to and maintained by Tenant in accordance with all governmental codes and regulations. At the termination of this Lease by lapse of time or otherwise, Tenant shall return the Premises and all fixtures and equipment therein in as good condition as when Tenant took possession, ordinary wear excepted, failing which Landlord may restore the Premises to such condition and Tenant shall pay the cost thereof. Any and all fixtures and leasehold improvements installed in the Premises by or on behalf of Tenant and all personal property, fixtures and leasehold improvements owned by Tenant shall be removed from the Premises upon the termination of the Term or Tenant's right to possession.

     Landlord shall keep the foundation and the structural soundness of the exterior walls and roof of the Premises in good repair except that Landlord shall not be required to make any repairs occasioned by the act or neglect of Tenant, its assignees, sublessees, servants, agents, employees, invitees, licensees, customers or concessionaires, or any damage caused by or as a result of Tenant's occupancy of the Premises, or any damage caused by break-in, burglary, or other similar acts in or to the Premises. In the event that maintenance, repairs or replacements to any part of the Building (including exterior walls and roof of Building) are necessitated in whole or in part by the act, neglect, fault or omission of any duty by Tenant, its agents, servants, employees, invitees, concessionaires or customers, and such maintenance, repair or replacements are not reimbursed by insurance, Tenant shall pay to Landlord the cost of such maintenance, repairs and replacements. If the Premises should become in need of repairs required to be made by Landlord hereunder, Tenant shall give immediate written notice thereof to Landlord.

14. Untenantability. Tenant shall give prompt notice to Landlord in case of any fire or other damage to the premises. If (a) the premises shall be damaged to the extent of thirty per cent (30%) or more of the cost of replacement thereof during the last two (2) years of the Term or (b) the Building shall be damaged to the extent of fifty per cent (50%) or more of the cost of replacement thereof whether or not the Premises shall be damaged, then in either of such events, Landlord shall have the right and option to cancel this Lease by written notice within ninety (90) days after the date of such occurrence, and thereupon this Lease shall cease and terminate with the same force and effect as though such date were the date fixed for the expiration of the Term. In such case, Tenant shall vacate and surrender the Premises to Landlord. Tenant's liability for the Rents and other charges reserved hereunder, excluding indemnity obligations of Tenant, shall cease as of the date of such damage or destruction and landlord shall make an equitable refund of any Rents or other charges paid by Tenant in advance and not earned or accrued. Landlord shall not be liable to repair and replace leasehold improvements unless same are covered pursuant to this Lease, by insurance and then only to the extent of the insurance proceeds received by Landlord therefor. Unless this Lease is terminated by Landlord as aforesaid, this Lease shall remain in full force and effect and the parties waive the provisions of any law to the contrary, and Landlord and Tenant agree that the Premises shall be repaired and restored with due diligence to substantially the condition thereof immediately prior to such damage or destruction. In no event shall Landlord be required to replace or restore additions, improvements or alterations to the Premises made by or at the expense of Tenant (including construction work in excess of the established standards for the Building) unless Landlord shall have received the proceeds of the insurance policies mentioned under Section 17(B)(i), and in such event, Landlord's obligation shall be limited to the amount of such proceeds actually received by Landlord. Landlord shall have no obligation to replace or restore office furniture or equipment, trade fixtures, merchandise, samples, supplies or any other items of Tenant's property in the Premises or the Building. If by reason of such fire or other casualty the Premises are rendered wholly untenantable, the Rent shall be abated, or if only partially damaged, the Rent shall be abated proportionately as to that portion of the Premises rendered untenantable; in either event, until thirty (30) days after notice by Landlord to Tenant that the Premises have been substantially repaired and restored or until Tenant's operations are substantially restored in the entire Premises, whichever shall occur sooner.

15. Eminent Domain. If the Building, or any portion thereof which includes a substantial part of the Premises, or which prevents the operation of the Building, shall be taken or condemned by any competent authority for any public use or purpose or sold in lieu thereof, the Term of this Lease shall end upon, and not before, the date when the possession of the part so taken shall be required for such use or purpose, and without apportionment of the condemnation award.

     Current Rent shall be apportioned as of the date of such termination. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the building, or the land under it or used in its operation, or if the grade of any street or alley adjacent to the Building is changed by any competent authority and such change of grade makes it necessary or desirable to remodel the Building to conform to the changed grade, Landlord shall have the right to cancel this Lease upon not less than ninety (90) days notice prior to the date of cancellation designated in the notice. No money or other consideration shall be payable by Landlord to Tenant for the right of cancellation. Nothing contained in this Section 15 shall be deemed to preclude Tenant's right to pursue any claim it may have against the condemning authority for damages or an award in the amount of relocation or other expenses or any other right afforded Tenant by the condemning authority.

16. Landlord's Remedies. All rights and remedies of Landlord herein enumerated shall be cumulative, shall be subject to the regulations of the Office of the Comptroller of Currency and the Federal Deposit Insurance Corporation, and none shall exclude any other right or remedy allowed by law.

     A. If a petition in a bankruptcy or insolvency, or for the reorganization, or for the appointment of a receiver or trustee of all or a portion of the property of Tenant or any Guarantor shall be filed against Tenant or any Guarantor in any court, pursuant to any statute, either of the United States or of any State, and if, within thirty (30) days thereafter, Tenant or any Guarantor fails to secure a discharge thereof, or if Tenant or any Guarantor shall voluntarily file any such petition or make an assignment for the benefit of creditors or petition for or enter into an arrangement, or if this Lease is taken under writ of execution (herein called "Act of Bankruptcy"), then Tenant shall be deemed in breach and default of this Lease and Landlord, in its discretion and at its election, may, to the extent permitted by law, elect to cancel and terminate this Lease. Upon the cancellation and termination of this Lease pursuant to the provisions of this Subsection 16(A), Landlord, in addition to all the remedies provided by law, shall be entitled to the remedies provided in this Section 16. If this Lease is assumed or assigned by a trustee pursuant to the provisions of the Bankruptcy Reform Act of 1978 ("Bankruptcy Act") (11 U.S.C. Section 101 et. seq.), then the trustee shall cure any default under this Lease and shall provide such adequate assurances of future performance of this Lease as are required by the Bankruptcy Act (including, but not limited to, the requirements of Section 365(b)(1)). If the trustee does not cure such defaults and provide such adequate assurances under the Bankruptcy Act, then this Lease shall be deemed rejected and Landlord shall have the right to immediate possession of the Premises and shall be entitled to all remedies provided by the Bankruptcy Act for damages for breach and/or termination of this Lease.

     B. If (1) Tenant defaults in the payment of Rent as the same shall become due and such default is not cured within ten (10) days after written notice from Landlord; (2) the leasehold interest of Tenant be levied upon under execution or be attached by law; (3) Tenant or any Guarantor suffers or commits an Act of Bankruptcy; (4) a receiver be appointed for any property of Tenant; (5) Tenant abandons the Premises; or (6) Tenant defaults in the prompt and full performance of any other provision of this Lease, and Tenant does not cure the default under this sub-section (6) within ten (10) days (forthwith if the default involves a hazardous condition) after written demand by Landlord that the default be cured (unless the default involves a hazardous condition, which shall be cured forthwith upon Landlord's demand); then and in any such event, Landlord may, if Landlord so elects but not otherwise, and with or without notice of such election and with or without any demand whatsoever, forthwith terminate this Lease or Tenant's right to possession of the Premises. Upon any such termination of this Lease, and as determined by Landlord, Landlord shall immediately be entitled to recover damages in an amount equal to the then present value of the Rent specified in Sections 1 and 2 of this Lease for the residue of the stated term hereof.

     C. Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord. Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in the event of such termination, with or without process of law, and to take possession of the Premises. Landlord may expel or remove Tenant and any others who may be occupying the Premises. Landlord may remove any and all property from the Premises, using such force as may be necessary, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer. The exercise by Landlord of any of the remedies reserved under this Section 16(C) shall not constitute a waiver or election by Landlord with respect to Landlord's rights to Rent or any other right given to Landlord elsewhere in this Lease or by operation of law.

     D. If Tenant abandons the Premises or otherwise entitles Landlord so to elect, and Landlord elects to terminate Tenant's right to possession only, without terminating the Lease, Landlord may, at Landlord's option, enter into the Premises, remove Tenant's signs or other evidence of tenancy, and take and hold possession thereof as in Paragraph (C) of this Section 16, provided, without such entry and possession terminating the Lease or releasing Tenant, in whole or in part, from Tenant's obligation to pay the Rent hereunder for the full Term, and in any case Tenant shall pay forthwith to Landlord, if Landlord so elects, a sum equal to the entire amount of the Rent specified in Sections 1 and 2 of this Lease for the residue of the stated Term plus any other sums then due hereunder. Upon and after entry into possession without termination of the Lease, Landlord may, but need not, relet the Premises or any part thereof for the account of Tenant to any person, firm or corporation other than Tenant for such rent, for such time and upon such terms as Landlord, in Landlord's sole discretion, shall determine, and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. In any case, Landlord may make repairs, alterations and additions in or to the Premises, and redecorate the same to the extent deemed by Landlord necessary or desirable, and Tenant shall, upon demand, pay the cost thereof (to the extent necessary to return the Premises to the condition as existed on the Commencement Date, ordinary wear and tear excepted), together with Landlord's expenses of the reletting, including but not limited to leasing commissions. If the consideration collected by Landlord upon any such reletting for Tenant's account is not sufficient pay monthly the full amount of the Rent reserved in this Lease, together with the costs of repairs, alterations, additions, redecorating and Landlord's expenses, Tenant shall pay to Landlord the amount of each monthly deficiency upon demand; and if the consideration so collected from any such reletting is more than sufficient to pay the full amount of the Rent reserved herein, together with the costs and expenses of Landlord, Landlord, at the end of the stated Term of the Lease, shall account for the surplus to Tenant.

     E. Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed or stored by Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of tenant not removed from the Premises, not otherwise transferred to Landlord hereunder, or retaken from storage by Tenant within thirty (30) days after the end of the Term, however, terminated, shall be presumed to have been conveyed by Tenant to Landlord under this Lease as a bill of sale without further payment or credit by Landlord to Tenant.

     F. Tenant shall pay upon demand all Landlord's reasonable costs, charges and expenses, including the fees of counsel, agents and others retained by Landlord, incurred in enforcing Tenant's obligations hereunder or incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord, without Landlord's fault, to become involved or concerned.

17.  Insurance.

     A. Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage occasioned by Landlord or Tenant, as the case may be, their respective property, the Premises, or its contents or to other portions of the Building, arising from any risk to be covered by fire and extended coverage insurance policies required hereunder. The parties each, on behalf of their respective insurance companies insuring the property of either Landlord or Tenant against such loss, and to the extent same is permitted pursuant to said policies, waive any right of subrogation that such companies may have against Landlord or Tenant, as the case may be. Landlord and Tenant covenant with each other that, to the extent such insurance endorsement is reasonably available, they will each obtain for the benefit of the other a waiver of any right of subrogation from their respective insurance companies.

     B. Tenant further covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

          (i) Insurance covering all additions, improvements and alterations to the Premises made for, by or at the expense of the Tenant and all office furniture and equipment, trade fixtures, merchandise and other items of Tenant's property or any other property in the Premises and leasehold improvements, against all loss or damage by fire and such other hazards as may be insured by the form of extended coverage in effect (specifically including, but not limited to, water damage, vandalism and malicious mischief in an amount equal to 100% of the full replacement value of such property.

          (ii) Comprehensive public liability insurance (and dram shop insurance in the event alcoholic beverages are sold on the Premises) against claims for bodily injury, death and property damage occurring in or about the Premises (or the Building in the event of injury or damage to person or property in the Building for the benefit of or on account of the Tenant), to afford protection to the limits of not less than

                $2,000,000.00 with respect to bodily injury or death to any number of persons from any one accident or occurrence, and not less than $1,000,000.00 for property damage; provided however, Landlord may require Tenant to obtain increases on aforesaid limits of liability if Landlord determines such increases are necessary and provided same are commercially reasonable.

      (iii)     Extended coverage insurance insuring plate glass.

          All such insurance shall be effected under valid and enforceable policies issued by insurers of recognized responsibility which are licensed to do business in the State of Illinois and shall name as additional insured Landlord and its beneficiaries and agents as their interests may appear. Tenant shall, prior to the commencement of the Term of this Lease, furnish to Landlord certificates evidencing such coverage, and showing the interests of Landlord, owner of the Building and Landlord's mortgagee, if any, which certificates shall state that such insurance may not be changed or cancelled without thirty (30) days prior written notice to Tenant and Landlord (and, if required, Landlord's mortgagee) and thereafter certificates of renewal shall be delivered to Landlord not less than thirty (30) days prior to the expiration of the original policies or the preceding renewals.

     C. To the extent not expressly prohibited by law, Tenant agrees to indemnify, save, protect and hold forever harmless Landlord, its agents and employees (collectively "Landlord's indemnitees") from and against all losses, damages, costs, claims and liabilities, including without limitation, court costs and attorneys' fees and expenses, which Landlord's indemnitees, or any of them, may suffer, incur or sustain or for which Landlord's indemnitees, or any of them, may become liable or obligated by reason of, resulting from, or in connection with: (1) any injury to or death of persons and damage to or theft, misappropriation or loss of property occurring in or about the Premises arising from Tenant's use and occupancy of the Premises or the conduct of its business; (2) any activity, work or thing done, permitted or suffered by Tenant in or about the Premises, including all liabilities of every kind and description which may arise out of or in connection with the Work; and (3) any breach or default on the part of Tenant in the payment or performance of any covenant, agreement or obligation on the part of Tenant to be paid or performed pursuant to the terms of this Lease or any other act or omission of Tenant, its agents or employees. In case of any action or proceeding brought against Landlord's indemnitees, or any of them, by reason of any such claims, Tenant covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord.

18. Subordination of Lease. The rights of Tenant under this Lease shall be and are subject and subordinate at all times to the lien of any mortgage, mortgages, ground or underlying lease, trust deed or trust deeds, now or hereafter in force against the Building or the underlying leasehold estate, if any, and to all advances made or hereafter to be made upon the security thereof, and Tenant shall execute such further instruments subordinating this Lease to the lien or liens of any such mortgage, mortgages, ground or underlying lease, trust deed or trust deeds, as shall be required by Landlord; provided however, such lender shall agree not to disturb Tenant's rights pursuant to this Lease provided Tenant is not in default under the terms of this Lease.

19. Sale of Premises by Landlord. Any sale or exchange by Landlord of its interest in the Premises shall be subject to this Lease and the rights and obligations of Tenant hereunder; and Tenant shall attorn to Landlord's grantee or transferee. Upon any such sale or exchange and the assignment by Landlord of this Lease, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Premises or this Lease occurring after the consummation of such sale or exchange and assignment.

20. Estoppel Certificate. In the event of sale, refinance or upon reasonable request of Landlord's lender, Tenant shall from time to time, upon not less than ten (10) days prior written request by Landlord, deliver to Landlord a statement in writing certifying (to the extent applicable):

     A. That this Lease is unmodified and in full force and effect or, if there have been modifications, that the Lease as modified is in full force and effect;

     B.   The dates to which Rent and other charges have been paid; and

     C. That Landlord is not in default under any provision of this Lease or, if in default, a detailed description thereof.

     If Tenant shall fail to execute and deliver such statement within said ten (10) days, then Tenant hereby authorizes Landlord, as its agent and attorney-in-fact, to execute such statement on Tenant's behalf.

21. Notices. In every instance where it shall be necessary or desirable for Landlord to serve any notice or demand upon Tenant, it shall be sufficient
     (a) to deliver or cause to be delivered to Tenant a written copy thereof, in which event same shall be deemed to have been served when received by Tenant or an agent or employee thereof, or (b) to send a written copy thereof by United States certified or registered mail, postage prepaid, addressed to Tenant at the Premises, in which event, notice or demand shall be deemed to have been served two (2) business days after the date the copy is posted. All notices or demands shall be signed by or on behalf of Landlord. Any notice or demand from Tenant to Landlord shall be in writing and deemed served when received by Landlord or the Agent for Owner at the Office of the Building or two (2) business days after mailing if mailed by United States certified or registered mail, postage prepaid, addressed to Landlord at the Office of the Building, or at such other or additional addresses as Landlord shall specify by notice to Tenant.

22.  Miscellaneous.

     A. No receipt of money by Landlord from Tenant after the termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises shall renew, reinstate, continue or extend the Term of this Lease or affect any such notice demand or suit.

     B. No waiver of any default of Tenant hereunder shall be implied from any omission by Landlord to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. The invalidity or unenforceability of any provision hereof shall not affect or impair any other provision.

     C. The words "Landlord" and "Tenant", wherever used in this Lease, shall be construed to mean "Landlords" or "Tenants" in all cases where there is more than one lessor or lessee, and the necessary grammatical changes required to make the provisions hereof apply either to corporation or individuals, men or women, shall in all cases be assumed as though in each case fully expressed.

     D. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives and successors, and assigns in the event this Lease has been assigned with the consent of Landlord as herein provided.

     E. The headings of sections are for convenience only and do not limit or construe the contents of the sections.

     F. Submission of this instrument for examination does not constitute a reservation of or option for the Premises. The instrument becomes effective as a lease upon execution and delivery by both Landlord and Tenant.

     G. All amounts (other than Base Rent and Additional Rent) owed by the Tenant to Landlord hereunder shall be paid within ten (10) days from the date Landlord renders a statement of account therefor and shall bear interest at the rate of the lesser of (i) the then current prime rate of interest established by The First National Bank of Chicago, or its successor, or (ii) the maximum rate permitted by law thereafter until paid.

     H. Provisions typed on the face of this Lease and signed by Landlord and Tenant, and all Riders attached to this Lease and signed by Landlord and Tenant, are hereby made a part of this Lease as though inserted at length in this Lease.

     I. If Tenant shall occupy the Premises prior to the beginning of the stated Term of this Lease with Landlord's consent, all the provisions of this Lease shall be in full force and effect as soon as Tenant occupies the Premises and Rent for any such period prior to the beginning of the stated Term of this Lease shall be paid by Tenant on the basis of the pro rated portion of the Rent set forth in Sections 1 and 2. In the event Landlord is unable to deliver possession of the Premises on the Commencement Date by reason of the holding over or retention of possession by any tenant or occupant, this Lease shall nevertheless continue in full force and effect, but Rent shall abate until the Landlord is able to deliver possession, and Landlord shall have no other liability whatsoever on account hereof.

     J. This Lease is the entire understanding of the parties and the terms and provisions of this Lease shall only be modified or amended in writing.

     K. If this Lease is executed by more than one individual, corporation, partnership, association or other entity as Tenant, the obligations of each of said parties shall be joint and several.

23.

                                   Reserved

24. Brokers. Tenant represents and warrants to Landlord that neither Tenant nor its officers or agents nor anyone acting on Tenant's behalf has dealt with any real estate brokers to whom any commissions due shall be paid by Landlord. Tenant agrees to indemnify, defend and hold harmless Landlord (which, for the purposes of this Section 24, shall be deemed to include Water Tower Realty Management Company, its agents and employees) and the owner of the Building from the claim or claims of a broker or brokers claiming to have interested Tenant in the

     Building or the Premises or claiming to have caused Tenant to enter into this Lease.

25.
                                   Reserved
26.
                                   Reserved
27.

                                   Reserved
28.

                                   Reserved

29. Continuous Operation. Tenant acknowledges that the continuous operation of the business at the Premises is a material element of the consideration to be derived by Landlord. Accordingly, Tenant shall, during the entire Term, continuously use the Leased Premises for the purpose stated in this Lease, carrying on therein Tenant's business undertaking diligently, assiduously and energetically. Tenant shall keep the Premises open and available for business activity therein during all usual days and hours for such business in the Chicago metropolitan area. Tenant will conduct its business and control its agents, employees and invitees in such a manner as not to create any nuisance, nor interfere with, annoy, or disturb other tenants or Landlord in the management of the Premises, and shall strictly observe any rules Landlord shall prescribe.

30. Parking. Landlord agrees to use its reasonable efforts to provide Tenant with eight (8) parking spaces in the lot located behind the Building for customer or employee use during normal business hours. Said parking spaces, if available, shall be provided on a monthly basis, at a cost to Tenant of Ninety-Five and 00/100 Dollars ($95.00) per space per month, which sum shall be deemed Additional Rent due and payable at the same time as Monthly Base Rent. In addition, each of the parking spaces, if available, shall be marked in such a fashion, acceptable to Landlord, to indicate that they are for the sole use of Tenant, its employees and/or its customers. Any such markings or signage, and any wiring required therefor, shall be provided and maintained at the sole cost and expense of Tenant and shall, in all events, be subject to the prior approval of Landlord and shall not in any manner interfere with the ingress and egress to and from the parking lot.


     LANDLORD:                              TENANT:

     WATER TOWER REALTY                     SUCCESS NATIONAL BANK, A
     MANAGEMENT COMPANY                     National Banking Association

     BY: /s/______________________          BY: /s/_______________________

     Its:_________________________          Its: President
                  (Title)                        (Title)


                                            ATTEST:

                                            BY:
                                                ___________________________
                                            Its:
                                                ___________________________
                                                           (Title)


     This Lease consists of the Lease Schedule, Pages 1 through 25 hereof, Riders A and B, and Exhibits A and B.

                                   RIDER A

                            RULES AND REGULATIONS

1.   PROTECTING PREMISES.

     Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all utilities in the Premises. Any damage resulting from the neglect of this rule shall be paid by Tenant.

2.   LARGE ARTICLES.

     All damage done to the Building by moving or maintaining furniture, freight or articles shall be repaired at the expense of Tenant.

3.   SIGNS.

     Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside of the Premises, other than the signs described in the Lease without the prior written consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material as may be first approved by Landlord in writing, such approval not to be unreasonably withheld. Landlord acknowledges that Tenant is purchasing the existing Belmont National Bank sign on the exterior of the Premises, waives any interest it may have therein and consents to Tenant's use thereof, provided Tenant maintains and uses same in accordance with all governmental regulations.

4.   ADVERTISlNG

     Tenant shall not in any manner use the name of the Building for any purpose other than that of the business address of Tenant, or use any picture or likeness of the Building in any letterheads, envelopes, circulars, notices, advertisements, containers, wrapping material or other fashion without Landlord's express consent in writing. Tenant shall not advertise the business, profession or activities of Tenant in any manner that violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities.

5. DEFACING PREMISES AND OVERLOADING.

     Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window which may be unsightly from




                                   - A-1 -
     outside the Premises, and Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls. Window coverings shall not be placed in or about the outside windows in the Premises except to the extent, if any, that the character, shape, color, material and make thereof is approved by Landlord, and Tenant shall not do any painting or decorating in the Premises or make, paint, cut, or drill into, drive nails, screws or other fasteners into or in any way deface any part of the premises or the building without the written consent of Landlord.

6.   COMMUNICATION, ALARM OR UTILITY CONNECTIONS.

     If Tenant desires signal, communication, alarm or other utility or similar service connections installed or changed, Tenant shall not install or change the same without the approval of Landlord, and then only under direction of Landlord and at Tenant's expense. Tenant shall not install in the Premises any equipment which requires a substantial amount of electrical current without the written consent of Landlord, and Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in the Premises, taking into account the capacity of the electric wiring in the Building and the Premises and the needs of other tenants of the Building and shall not in any event connect a greater load than such safe capacity.

7.   TOILET ROOMS.

     The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

8.   INTOXICATION.

     Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

9.   VENDING MACHINES.

     No vending machines of any description shall be installed, maintained or operated in the Premises without the prior written consent of Landlord, not to be unreasonably withheld.





                                   - A-2 -

10.  NUISANCES AND CERTAIN OTHER PROHIBITED USES.

     Tenant shall not (i) install or operate any internal combustion engine, boiler or machinery in or about the Premises, (ii) carry on any mechanical business in or about the Premises without the written permission of Landlord, (iii) exhibit, sell or offer for sale, use, rent or exchange in the Premises or the Building any article, thing or service except those ordinarily embraced within the Permitted Use of the Premises specified in
     Section 12, or use the Premises for housing, lodging or sleeping purposes,
     (iv) Reserved, (v) place any radio or television antennae on the roof or in any part of the inside or outside of the Building other than the inside of the Premises; (vi) operate or permit to be operated any musical or sound-producing instrument or device inside or outside the Premises which may be heard outside the Premises, (vii) use any illumination or power for the operation of any equipment or device other than electricity, (viii) operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere, (ix) make or permit any objectionable noise or odor to emanate from the Premises, (x) disturb, solicit or canvass any occupant of the Building, (xi) do any act tending to injure the reputation of the Building, or (xii) throw or permit to be thrown or dropped any article from any window or other opening in the Building.

11.  WALL COVERINGS.

     Any wallpaper or vinyl fabric materials which Tenant may install on painted walls shall be applied with a strippable adhesive. The use of nonstrippable adhesives will cause damage to the walls when materials are removed, and repairs made necessary thereby shall be made by Landlord at Tenant's expense.




                                   - A-3 -

                                   RIDER B
                                   -------

                                    OPTION
                                    ------

     Tenant shall have the option to renew this Lease for two (2) terms of five
(5) years each (the "Renewal Term" individually or "Renewal Terms" collectively), the term of the first of which shall commence on the tenth
(10th) anniversary of the Commencement Date and terminate five (5) years Thereafter. There shall be no further options to renew. Such option shall be exercisable by Tenant, if at all, by written notice of Tenant's desire to exercise such option given to Landlord not less than nine (9) months prior to the expiration of the initial Term of this Lease for the first Renewal Term or the expiration of the prior Renewal Term for the subsequent Renewal Terms. The Renewal Terms shall be on the same terms, covenants and conditions as contained in this Lease; provided however, the Base Rent for the first Lease Year of the respective Renewal Terms shall be the greater of the Base Rent for the immediately preceding Lease Year or the "Market Rate" at the commencement of the respective Renewal Terms and shall, in any event, continue to be escalated by increases in the CPI as provided in Section 1 of the Lease as if the Terms were continuous. Market Rate is defined as those terms and that rate (including escalation factors for subsequent years during the Renewal Term) then being charged for similar space, under similar circumstances, in comparable buildings in the geographical area in which the Building is situated. Said rate shall be reasonably determined and established by the Landlord and disclosed to Tenant within thirty (30) days after the delivery of Tenant's notice of exercise of the Option. In the event Tenant disagrees with such determination, the Market Rate dispute shall be submitted to binding arbitration in Chicago, Illinois pursuant to the rules of the American Arbitration Association and until such time, the rate for Base Rent shall be equal to the Base Rent for the Lease Year immediately preceding the first month of the applicable Renewal Term, with the Tenant being required to cure any deficiency therein if the Market Rate is greater than such Base Rent. Notwithstanding anything to the contrary contained herein, it shall be a condition precedent to Tenant's option right hereunder, that at the time of exercising same and at the commencement of each of the Renewal Terms, this Lease be in full force and effect and there be no existing and unremedied default on the part of the Tenant to be performed under any of the terms, covenants or conditions of the Lease as to which Landlord shall have served notice upon Tenant. Any cancellation or termination of this Lease or Tenant's right to possession of the Premises shall terminate the option hereunder. Tenant's option to renew, as set forth above, shall be conditioned upon Tenant having made due and timely exercise of same option.




                                   - B-1 -

                                   RIDER C
                                   -------

                                    OPTION
                                    ------

                             CANCELLATION OPTION
                             -------------------

     Tenant may cancel the Lease effective as of the end of the fifth (5th) Lease Year during the Term, upon not less than six (6) months prior written notice to Landlord; provided however, the right of Landlord to recover any monetary obligations thereunder shall not be extinguished by the termination of said Lease. Failure to timely deliver said notice shall void Tenant's cancellation right hereunder granted.







                                   - C-1 -